News Release

Contacts:
Investors:	Ryan Richards 980.465.5000 | investors@truist.com	Aaron Reeves 336.733.2874 | investors@truist.com
Media:	Kyle Tarrance 469.396.3555 | media@truist.com
Truist Releases Results of its Company-Run DFAST Stress Test, Receives Preliminary Stress Capital Buffer

CHARLOTTE, N.C., (June 30, 2020) — Truist Financial Corporation (NYSE: TFC) (“Truist” or “the Company”) today released the results of its annual company-run stress test conducted in accordance with regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”) and the Federal Deposit Insurance Corporation under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The results of Truist’s annual company-run stress test are available at https://IR.Truist.com/other-filings.

Truist has reviewed the results of the 2020 Comprehensive Capital Analysis and Review (“CCAR”) supervisory stress test and noted that the modeled outcomes shown by the Federal Reserve differ from those calculated by the Company. Truist believes those differences are attributable to the application of purchase accounting associated with the Company’s 2019 merger of equals. Purchase accounting adjustments could result in a reduction in provision expense and an increase in pre-provision net revenue. These differences could result in higher capital ratios than were reflected in the CCAR results.

The Truist capital plan submitted in connection with the 2020 CCAR includes a third quarter dividend of $0.45 per share. Truist’s dividends are subject to approval by its Board of Directors, and the third quarter dividend will be considered by the Truist Board at its upcoming meeting. Consistent with the Federal Reserve’s mandate across the industry, Truist will be required to update and resubmit its capital plan later this year to reflect changes in financial markets and the macroeconomic outlook.

The Federal Reserve provided Truist with a preliminary Stress Capital Buffer (“SCB”) of 2.7% on June 25, 2020 and will provide the Final SCB by August 31, 2020.

About Truist
Truist Financial Corporation is a purpose-driven financial services company committed to inspire and build better lives and communities. With 275 years of combined BB&T and SunTrust history, Truist serves approximately 12 million households with leading market share in many high-growth markets in the country. The company offers a wide range of services including retail, small business and commercial banking; asset management; capital markets; commercial real estate; corporate and institutional banking; insurance; mortgage; payments; specialized lending and wealth management. Headquartered in Charlotte, North Carolina, Truist is the sixth-largest commercial bank in the U.S. with total assets of $506 billion as of March 31, 2020. Truist Bank, Member FDIC. Learn more at Truist.com.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of Truist, including under hypothetical regulatory stress testing scenarios. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words or expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Truist’s current expectations and assumptions regarding Truist’s businesses, the economy, and other future conditions or reflect theoretical performance under prescribed hypothetical scenarios and the regulatory stress testing rules. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Truist’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Except to the extent required by applicable law or regulation, Truist disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Truist and factors which could affect the forward-looking statements contained herein can be found in Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by its Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

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